Exhibit 99.1

For Release Thursday, August 25, 2011; 8:00 AM ET

CYBERONICS REPORTS FISCAL 2012 FIRST QUARTER RESULTS

Record Net Sales of $52.7 million
 Net Sales Growth of 18%
Significant International Improvement

HOUSTON, Texas, August 25, 2011 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended July 29, 2011.

The financial and operating results reported here include the estimated $1.28 million pretax impact associated with the product withdrawal announced on August 15, 2011.  An analysis of the impact on the Consolidated Statement of Operations appears on the last page of this release.

Quarterly highlights

Operating results and other achievements for the first quarter of fiscal 2012 compared to the first quarter of fiscal 2011 include:

•	Net sales of $52.7 million, an 18% increase from $44.8 million;

•	International unit sales increased by 19%;

•	Adjusted EBITDA of $15.2 million, an increase of 11%;

•	Income from operations of $11.5 million, after the impact of the product withdrawal; and

•	Non-GAAP adjusted income per diluted share of $0.28, an increase of 12%.

As discussed below under “Use of Non-GAAP Financial Measures,” the company presents in this release certain non-GAAP financial measures: adjusted non-GAAP net income, adjusted non-GAAP income per diluted share and adjusted EBITDA.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Results and objectives

“Fiscal 2012 began with another record quarter for sales,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “We are particularly pleased with the rebound in our international business.  Europe is performing much better as a result of the organizational changes undertaken earlier this calendar year.  The U.S. sales team again delivered a solid result, which, following the fiscal 2011 performance, reinforces our optimism for fiscal 2012.  We grew both new patients and replacement generators; our U.S. unit sales grew by more than 8% and our global unit sales of 2,800 was a company record.

“International net sales increased to $8.9 million from the $6.6 million recorded in the comparable quarter of fiscal 2011, with approximately $900,000 due to foreign exchange movements.  On a constant currency basis, the increase in sales was 22%.

“Our withdrawal of the AspireHC™ and AspireSR™ generators is clearly a disappointment, but we believe the eventual result will be an improvement to the device platform.  Product development remains at the core of our plans to bring expanded device technology to patients with epilepsy.  We are committed to achieving several key product development milestones by the end of the current fiscal year, including regulatory submissions for the AspireHC and AspireSR generators, and making progress toward commercialization of our eDiary product.

“Our investments in product development and in the European market remain essential to our expectations for fiscal 2012.  Growth expectations for net sales and operating income for the fiscal year are unchanged.”

AspireHC and AspireSR update

We have made progress on the withdrawal of product from the field. Shipments commenced in the fourth quarter of fiscal 2011.  Through the date we stopped shipping devices a total of 346 AspireHC units were sold, and 8 AspireSR units were shipped to implanting centers.  Based on a combination of implant cards received and communications with implanting centers, we now estimate that approximately 200 of the 354 generators were implanted.  Instructions to physicians regarding management of the implanted patients are expected to be issued shortly, and we continue to keep patient safety our first priority.  Our product development team is making progress on a hardware design solution.

Stock repurchase update

During the quarter, we repurchased approximately 500,000 shares of common stock on the open market, of which 346,000 shares were repurchased since the Board authorized a further one million shares on June 7, 2011.

Fiscal 2012 guidance

Cyberonics is maintaining net sales guidance for fiscal year 2012 in the range from $212 million to $215 million.  As previously announced, the company expects that income from operations for fiscal year 2012 will be in the range from $54 million to $57 million.  This reaffirmation of guidance comes after consideration of the impact of the product withdrawal, which is largely offset by expected cost savings from a delay in clinical trials planned for fiscal 2012.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s first quarter fiscal year 2012 results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Non-GAAP adjusted net income and non-GAAP adjusted income per diluted share measure the net income and income per share of the company excluding for fiscal 2012 the financial impact of the product withdrawal, discrete tax items, and excluding in fiscal 2011 the gain on early extinguishment of debt, which management considers relevant for an investor’s understanding of the company’s financial performance.  Management uses and presents non-GAAP adjusted net income and non-GAAP adjusted income per diluted share because management believes they facilitate an understanding of the financial impact of such unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP net income to forecast and to evaluate the operational performance of the company as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (“adjusted EBITDA”) measures the income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Fiscal Year 2012 First Quarter Results Conference Call Instructions

Cyberonics will host a conference call today, August 25, 2011, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2012 first quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com, where it will be archived and accessible for approximately 12 months.  To listen to the conference call live by telephone dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 86683354.

A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 855-859-2056 (if dialing from within the U.S.) or 404-537-3406 (if dialing from outside the U.S.).  The replay conference ID access code is 86683354.  The replay will be available for one week on the above number.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers electrical pulsed signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning growth in sales and operating income in fiscal 2012 despite the product withdrawal, maintaining the sales rebound in Europe as a consequence of the organizational changes, improving the AspireHC and AspireSR product platform, achieving key product development milestones by the end of fiscal 2012, including AspireHC and AspireSR product regulatory submissions and further development of the eDiary product, fulfilling our stock repurchase program, estimates for the number of implanted AspireHC and AspireSR generators, issuing instructions to physicians for managing patients implanted with AspireHC and AspireSR generators, making progress on an eventual solution for the AspireHC and AspireSR generator problem, maintaining patient safety as our first priority, and fiscal guidance for net sales and income from operations. Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy™ for the treatment of other indications; satisfactory completion of post-market studies required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 29, 2011.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	July 29, 2011	April 29, 2011
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$81,610,395	$89,313,850
Accounts receivable, net	29,730,040	28,578,622
Inventories	13,750,996	15,270,904
Deferred tax assets	13,311,016	13,738,703
Other current assets	3,726,193	4,698,097
Total Current Assets	142,128,640	151,600,176
Property and equipment, net	9,739,559	8,203,392
Intellectual property, net	5,541,841	5,237,857
Long-term investments	5,284,384	5,209,590
Deferred tax assets	36,291,245	40,137,463
Other assets	916,200	1,080,727
Total Assets	$199,901,869	$211,469,205

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$16,312,180	$22,086,093
Convertible notes	7,048,000	7,048,000
Total Current Liabilities	23,360,180	29,134,093
Long-term liabilities	6,507,161	6,881,762
Total Liabilities	29,867,341	36,015,855
Total Stockholders' Equity	170,034,528	175,453,350
Total Liabilities and Stockholders' Equity	$199,901,869	$211,469,205

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Thirteen Weeks Ended
	July 29, 2011	July 30, 2010

Net sales	$52,662,076	$44,798,763
Cost of sales	6,922,034	5,462,202
Gross profit	45,740,042	39,336,561
Operating expenses:
Selling, general and administrative	26,008,430	21,176,496
Research and development	8,221,426	6,468,867
Total operating expenses	34,229,856	27,645,363
Income from operations	11,510,186	11,691,198
Interest income	80,037	12,843
Interest expense	(91,035)	(108,339)
Gain on early extinguishment of debt	-	83,074
Other income (expense), net	117,553	(72,312)
Income before income taxes	11,616,741	11,606,464
Income tax expense	4,732,187	4,443,168
Net income	$6,884,554	$7,163,296

Basic income per share	$0.24	$0.26
Diluted income per share	$0.24	$0.25

Shares used in computing basic income per share	28,224,094	27,775,564
Shares used in computing diluted income per share	28,724,294	28,212,891

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	July 29, 2011	July 30, 2010

Cash Flow From Operating Activities:
Net income	$6,884,554	$7,163,296
Non-cash items included in net income:
Stock-based compensation	2,714,933	1,317,605
Deferred income taxes	4,273,905	4,131,086
Unrealized loss in foreign currency transactions	310,481	101,733
Other	506,066	271,786
Changes in operating assets and liabilities:
Accounts receivable, net	(1,231,177)	897,305
Inventories	1,491,366	(842,241)
Other	(4,989,368)	(5,528,973)
Net cash provided by operating activities	9,960,760	7,511,597
Cash Flow From Investing Activities:
Acquired intellectual property	(500,000)	(2,635,000)
Purchases of property and equipment	(2,288,343)	(939,968)
Net cash used in investing activities	(2,788,343)	(3,574,968)
Cash Flow From Financing Activities:
Repurchase of convertible notes	-	(8,241,260)
Proceeds from exercise of options for common stock	292,155	4,209,025
Purchase of treasury stock	(15,528,299)	(2,576,878)
Net cash used in financing activities	(15,236,144)	(6,609,113)
Effect of exchange rate changes on cash and cash equivalents	360,272	94,351
Net decrease in cash and cash equivalents	(7,703,455)	(2,578,133)
Cash and cash equivalents at beginning of period	89,313,850	59,229,911
Cash and cash equivalents at end of period	$81,610,395	$56,651,778

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following table sets forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net income and diluted earnings per share (unaudited):

	Thirteen Weeks Ended
	July 29, 2011	July 30, 2010
Net income	$6,884,554	$7,163,296
Gain on early extinguishment of debt, net of tax (1)	––	(46,215)
Cost of product withdrawal, net of tax (2)	792,905	––
Impact of discrete tax items (3)	331,881	––
Adjusted net income – non-GAAP	$8,009,340	$7,117,081

Diluted shares outstanding	28,724,294	28,212,891

Diluted income per share	$0.24	$0.25
Adjusted diluted income per share – non-GAAP	$0.28	$0.25

(1)	Gain on early extinguishment of debt, net of tax, at a tax rate of 38.3%.
(2)
Represents the financial effect, net of tax, of our product withdrawal of AspireHC and AspireSR. We used a tax rate of 37.9%, which is the estimated effective tax rate for fiscal year 2012, exclusive of the discrete tax items in note 3, below.

(3)	The discrete tax items recorded during the quarter ended July 29, 2011, were based on an evaluation of our deferred tax assets.

The following table sets forth the reconciliation between U.S. GAAP and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	Thirteen Weeks Ended
	July 29, 2011	July 30, 2010
Net income	$6,884,554	$7,163,296
Interest expense, net	10,998	95,496
Gain on early extinguishment of debt	––	(83,074)
Other (income) expense	(117,553)	72,312
Income tax expense	4,732,187	4,443,168
Income from Operations	$11,510,186	$11,691,198
Depreciation and amortization	953,614	662,549
Equity based compensation	2,714,933	1,317,605
Adjusted EBITDA	$15,178,733	$13,671,352